UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report: September 21, 2005


                  DataLogic International, Inc.
_____________________________________________________________________________
      (Exact name of registrant as specified in its charter)



      Delaware                   0-30382                   33-0755473
_____________________________________________________________________________
   (State or other        (Commission File Number)      (I.R.S. Employer
   jurisdiction of                                     Identification No.)
   incorporation)

    18301 Von Karman Ave, Suite 250, Irvine, California 92612
______________________________________________________________________________
             (Address of principal executive offices)

                          (949) 260-0120
______________________________________________________________________________
                 (Registrant's telephone number)

______________________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

On September 15, 2005, DataLogic International, Inc., (OTC Bulletin Board:
DLGI; Berlin, Frankfurt Stock Exchange: 779612) a provider of consulting services and communication solutions including GPS-based mobile asset tracking, secured mobile communications and VoIP, announced the acquisition of the assets of CBSi Holdings, Inc., an Arizona-based, privately held provider of complete vehicle and mobile asset tracking solutions for commercial and government customers. DLGI's wholly owned subsidiary IPN Communications, Inc. was the Purchaser and CBSi Holdings, Inc. was the Seller.

Copies of the transaction documents are filed as exhibits to this report on Form 8-K.



Item 2.01.  Completion of Acquisition or Disposition of Assets

In connection with the transaction described in Item 1.01 above, DLGI as Parent and Purchaser agreed to a stock payment of $850,000 of DLGI restricted common stock and an Earn Out Plan that is payable in DLGI restricted common stock. Under the Earn Out Plan, the Participants may earn shares of restricted common stock of the Parent (the "Earn Out Shares"). The number of Earn Out Shares to be issued to the Participants will be calculated by dividing the eligible Gross Profit Dollars (as defined below) by the ten (10) day average closing price of DLGI common stock on the ten days before the end of the calendar quarter in which the Gross Profit Dollars were earned. "Gross Profit Dollars" shall mean the revenue from GPS hardware, software, airtime, engineering, development, installation and support less cost of goods sold for GPS hardware, software, airtime, engineering, development, installation, sales commissions and support ("Gross Profit Dollars"). The eligible Gross Profit Dollars used in the calculating the Earn Out Shares would be reduced by the following percentages in each year following the Closing: Year 1 47.50%; Year 2 22.50%; Year 3 10.00%. Purchaser shall calculate the Gross Profit Dollars within forty-five (45) days of the close of each calendar quarter. The $850,000 in restricted common stock of DLGI is payable upon the transfer and assignment of all assets. This process is expected to take up to 6 weeks.


The assets purchased consist of:

Cash                      $   200,000
Note Receivable           $   300,000
Inventory                 $   450,000
Other Assets              $    28,000
Equipment                 $    67,000
Software                  $   229,000
                          -----------
Total                     $ 1,274,000


As part of the transaction, the Purchaser assumed approximately $210,000 in liabilities from the Seller.


Item 9.01.  Financial Statements and Exhibits

The financial statements required, if any, will be filed by amendment not later than 71 days following the date that this initial report must be filed.

Exhibit
No.       Description

10.1      Asset Purchase Agreement with CBSi Holdings, Inc. dated September
          15, 2005
10.2 Agreement for Non-Competition and Earn-Out Compensation dated September 15, 2005


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2005      DATALOGIC INTERNATIONAL, INC.
                              a Delaware corporation



                              By:    /s/ Keith C. Moore
                              ________________________________
                              Name:  Keith C. Moore
                              Title: Chief Executive Officer



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